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                                                                    EXHIBIT 16.1

[LOGO OF OUM]


March 7, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Anchor Pacific Underwriters, Inc. (copy attached), which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Registrant's Form-K report dated February 20, 2001. We agree with the statements concerning our Firm in such Form 8-K, except as to the date we were notified by the Registrant of the decision to change independent accountants. We were orally notified by the Registrant February 20, 2001.

                                          Very truly yours,

                                          ODENBERG, ULLAKKO, MURANISHI & CO. LLP


                                          By   /s/    Paul R. Ainslie
                                             -----------------------------------
                                                      Paul R. Ainslie